================================================================================
As filed with the Securities and Exchange Commission on January 27, 2000
                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -------------------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            -------------------------
                           WESTERN DIGITAL CORPORATION
             (Exact name of Registrant as Specified in Its Charter)

              DELAWARE                                  95-2647125
   (State or Other Jurisdiction of                   (I.R.S. Employer
   Incorporation or Organization)                   Identification No.)

                            -------------------------

                            8105 IRVINE CENTER DRIVE
                            IRVINE, CALIFORNIA 92618
                                 (949) 932-5000
               (Address, including Zip Code, and Telephone Number,
        including Area Code, of Registrant's Principal Executive Offices)

                            -------------------------

                           WESTERN DIGITAL CORPORATION
                        1993 EMPLOYEE STOCK PURCHASE PLAN
                              (Full Title of Plan)

                            -------------------------

                              MICHAEL A. CORNELIUS
               VICE PRESIDENT, LAW & ADMINISTRATION AND SECRETARY
                           WESTERN DIGITAL CORPORATION
                            8105 IRVINE CENTER DRIVE
                            IRVINE, CALIFORNIA 92618
                                 (949) 932-5000
            (Name, Address, including Zip Code, and Telephone Number,
                   including Area Code, of Agent for Service)

                            -------------------------

                         CALCULATION OF REGISTRATION FEE

====================================================================================
                                             PROPOSED     PROPOSED
                                             MAXIMUM       MAXIMUM
                               AMOUNT        OFFERING     AGGREGATE      AMOUNT OF
   TITLE OF SECURITIES          TO BE       PRICE PER     OFFERING      REGISTRATION
    TO BE REGISTERED        REGISTERED(1)    SHARE(2)     PRICE(2)          FEE
====================================================================================
      Common Stock,           4,000,000      $5-1/16     $20,250,000       $5,346
par value $0.01 per share
====================================================================================

(1) Each share of Common Stock includes a right to purchase one one-thousandth of a share of Series A Junior Participating Preferred Stock pursuant to the Rights Agreement between Western Digital Corporation and American Stock Transfer and Trust Company, as Rights Agent. Pursuant to Rule 416(a), this Registration Statement also covers shares issued pursuant to antidilution provisions set forth in the Plan. In addition, pursuant to Rule 416(c), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan described herein.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) and based on the average of the high and the low price of the Common Stock of Western Digital as reported on January 24, 2000 on the New York Stock Exchange.

================================================================================

                                  INTRODUCTION

         This Registration Statement on Form S-8 is filed by Western Digital Corporation, a Delaware corporation (the "Company"), and relates to an additional 4,000,000 shares of Common Stock issuable pursuant to the Company's 1993 Employee Stock Purchase Plan, and consists of only those items required by General Instruction E to Form S-8.

                                INCORPORATION OF
                     PREVIOUSLY FILED REGISTRATION STATEMENT

         The contents of the Registration Statement on Form S-8 (Registration No. 33-51725) filed with the Securities and Exchange Commission on December 28, 1993 and the contents of the Post-Effective Amendment thereto filed with the Securities and Exchange Commission on June 17, 1997 are incorporated herein by reference and made a part hereof.

ITEM 8.  EXHIBITS.

Exhibit No.       Description
-----------       -----------
     4.1          Amended and Restated Certificate of Incorporation of the
                  Company (incorporated by reference to Exhibit 3.4.1 to the
                  Company's Quarterly Report on Form 10-Q for the quarter ended
                  March 29, 1997, as filed with the Securities and Exchange
                  Commission on May 9, 1997).

     4.2          Bylaws of the Company (incorporated by reference to Exhibit
                  3.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended October 2, 1999, as filed with the Securities and Exchange Commission on November 16, 1999).

     4.3 Western Digital Corporation 1993 Employee Stock Purchase Plan, as amended on November 18, 1999.

     5            Opinion of Gibson, Dunn & Crutcher LLP.

    23.1          Consent of KPMG LLP, independent auditors.

    23.2 Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5 hereto).

    24            Power of Attorney (contained on signature page hereto).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on January 27, 2000.

                                      WESTERN DIGITAL CORPORATION

                                      By:  /s/ Matthew E. Massengill
                                           -------------------------------------
                                           Matthew E. Massengill
                                           President and Chief Executive Officer



                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints MATTHEW E. MASSENGILL and MICHAEL A. CORNELIUS his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

    NAME AND SIGNATURE                               TITLE                                   DATE
    ------------------                               -----                                   ----


/s/ Matthew E. Massengill                   President, Chief Executive Officer          January 27, 2000
------------------------------------        and Director (Principal Executive
Matthew E. Massengill                       Officer)


/s/ Charles A. Haggerty                     Chairman of the Board                       January 27, 2000
------------------------------------
Charles A. Haggerty


/s/ Teresa Hopp                             Senior Vice President, Finance              January 27, 2000
------------------------------------        and Chief Financial Officer
Teresa Hopp                                 (Principal Financial and Accounting
                                            Officer)


/s/ James A. Abrahamson                     Director                                    January 27, 2000
------------------------------------
James A. Abrahamson

    NAME AND SIGNATURE                               TITLE                                   DATE
    ------------------                               -----                                   ----


/s/ Peter D. Behrendt                       Director                                    January 27, 2000
------------------------------------
Peter D. Behrendt


/s/ I.M. Booth                              Director                                    January 27, 2000
------------------------------------
I.M. Booth


/s/ Andre R. Horn                           Director                                    January 27, 2000
------------------------------------
Andre R. Horn


/s/ Anne O. Krueger                         Director                                    January 27, 2000
------------------------------------
Anne O. Krueger


/s/ Thomas E. Pardun                        Director                                    January 27, 2000
------------------------------------
Thomas E. Pardun

                                  EXHIBIT INDEX

Exhibit No.       Description
-----------       -----------
     4.1          Amended and Restated Certificate of Incorporation of the
                  Company (incorporated by reference to Exhibit 3.4.1 to the
                  Company's Quarterly Report on Form 10-Q for the quarter ended
                  March 29, 1997, as filed with the Securities and Exchange
                  Commission on May 9, 1997).

     4.2          Bylaws of the Company (incorporated by reference to Exhibit
                  3.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended October 2, 1999, as filed with the Securities and Exchange Commission on November 16, 1999).

     4.3 Western Digital Corporation 1993 Employee Stock Purchase Plan, as amended on November 18, 1999.

     5            Opinion of Gibson, Dunn & Crutcher LLP.

    23.1          Consent of KPMG LLP, independent auditors.

    23.2 Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5 hereto).

    24            Power of Attorney (contained on signature page hereto).